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                                                                    Exhibit 23.1


                         INDEPENDENT AUDITORS' CONSENT

        We consent to the incorporation by reference in this Registration Statement of Lithium Technology Corporation on Form S-8 of our report dated March 26, 2002 (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the Company's ability to continue as a going concern), appearing in the Annual Report on Form 10-KSB of Lithium Technology Corporation for the year ended December 31, 2001.


                                        /s/ DELOITTE & TOUCHE LLP
                                        Philadelphia, Pennsylvania
                                        April 15, 2002